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                                                                   Exhibit 14(a)

                          INDEPENDENT AUDITORS' CONSENT



The Board of Trustees and Shareholders of
AIM Funds Group:

We consent to the use of our report on AIM Money Market Fund (a series portfolio of AIM Funds Group) dated February 6, 1998 incorporated herein by reference and to the reference to our firm under the heading "Financial Information" in the Statement of Additional Information.


                                                       /s/ KPMG PEAT MARWICK LLP

                                                       KPMG Peat Marwick LLP


Houston, Texas
September 16, 1998